Exhibit 10.46

Vertex Employee Compensation Plan

On an annual basis in the first quarter of the fiscal year the Management Development and Compensation Committee of our Board of Directors adopts an employee compensation plan for our officers and other employees, including our named executive officers, together with performance goals for that fiscal year. The plan addresses three components of employee compensation—base salary, performance bonuses which serve as short-term incentives and equity grants which serve as long-term incentives—that are designed to motivate, reward and retain employees by aligning compensation with the achievement of strategic corporate goals.

Upon completion of each performance period (usually a calendar year), our Board of Directors assigns a performance rating on the basis of achievement of goals for the company set by the Board, in consultation with our chief executive officer, early in the performance period. The amount available for payment of performance bonuses is established on the basis of this performance rating, and is allocated to employees on the basis of salary tier and individual performance rating. The base salaries of the executive officers are set based on market and other competitive factors. Merit increases to base salaries for other employees are made on the basis of individual performance rating. Annual equity grants, made in the form of stock options, restricted stock grants or units, or a combination of both are made on the basis of salary tier and individual performance.

The Board of Directors retains broad discretion to determine the appropriate form and level of compensation, particularly for our executives, on the basis of its assessment of our executives, the demand for talent, our performance and other factors. Key corporate performance factors generally include, among other things, achievement of regulatory and commercialization goals, research and development productivity, enhancements of organizational capabilities, maintenance of financial stability and other aspects of our performance. We reserve the right to modify the plan, and the key corporate performance factors and criteria under the plan, at any time.

On February 5, 2013, the Board of Directors determined the cash bonus awards related to the fiscal year ended December 31, 2012 and annual salaries effective February 2013.